                                                                   EXHIBIT 11.01

                                 CSK AUTO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                 FISCAL YEAR ENDED
                                                 -------------------------------------------------
                                                 JAN. 31   JAN. 30   JUN. 29   JAN. 28     FEB. 2
                                                  1993      1994      1995       1996       1997
                                                 -------   -------   -------   --------   --------
                                                                  (IN THOUSANDS)
Income (loss) before income taxes............... $   612   $(1,181)  $ 8,834   $(14,541)  $(34,852)
                                                 -------   -------   -------   --------   --------
Fixed charges
  Interest expense..............................  12,362    11,731    10,343     14,379     19,025
  Interest portion of rentals...................  14,399    14,530    15,381     18,329     17,071
                                                 -------   -------   -------   --------   --------
          Total fixed charges...................  26,761    26,261    25,724     32,708     36,096
                                                 -------   -------   -------   --------   --------
Earnings before income taxes and fixed
  charges....................................... $27,373   $25,080   $34,558   $ 18,167   $  1,244
                                                 =======   =======   =======   ========   ========
Ratio of earnings to fixed charges(1)...........    1.02        --      1.34         --         --
                                                 =======   =======   =======   ========   ========


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(1) The ratio of earnings to fixed charges for the fiscal years 1993, 1995, and
    1996 have not been computed since earnings were not sufficient to cover fixed charges. The coverage deficiencies were $1,181, $14,541 and $34,852, respectively.